EXHIBIT 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS

SANTA CLARA, Calif. (BUSINESS WIRE)—August 7, 2007—Macrovision Corporation (NASDAQ: MVSN) today announced second quarter revenues of $57.1 million compared to $58.3 million for the second quarter of 2006. US GAAP net income was $2.5 million compared to $6.8 million for the second quarter of 2006. Diluted GAAP earnings per share for the quarter were $0.05, compared to $0.13 for the second quarter of 2006.

Non-GAAP net income was $10.3 million, compared to $14.2 million in the second quarter of 2006. Non-GAAP diluted earnings per share for the quarter were $0.19, compared to $0.27 in the same quarter of 2006. Non-GAAP net income excludes non-cash and one-time items such as amortization of intangibles from acquisitions, equity-based compensation charges, and restructuring charges, as applicable. A reconciliation between net income on a GAAP and non-GAAP basis is provided in tables below.

Macrovision generated $23.0 million of cash from operations in the second quarter and its liquid cash and investments at the end of the second quarter were $523 million.

“As discussed in our July 12, 2007 press release, our Q2 results were below our initial estimates due to the timing of two significant customer business arrangements. We have signed contract documents with the software customer we previously referenced, and we continue to believe the other matter will be resolved before the end of the year.” said Fred Amoroso, President and CEO of Macrovision. “Resolving this remaining matter will position us to achieve our full year estimates and continue to generate the significant amounts of cash and operating cash per share that we were able to generate in the second quarter.”

“Our outlook for 2007 revenue remains at a range of $280 million to $290 million and we expect a range of revenue in the third quarter between $68 million and $72 million.” added James Budge, Chief Financial Officer. “Likewise, our full year non-GAAP diluted earnings per share estimates remain at a range of between $1.33 and $1.43 and in the third quarter of 2007, we expect diluted non-GAAP earnings per share within a range of $0.28 and $0.32.”

GAAP to Non-GAAP Reconciliation

Macrovision provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Macrovision’s management evaluates those operations. Non-GAAP net income and non-GAAP diluted earnings per share are supplemental measures of Macrovision’s performance that are not required by, and are not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Macrovision believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash and one-time expenses that are required to be recorded under GAAP but that Macrovision believes are not indicative of Macrovision’s core operating results, or that are expected to be incurred over a limited period of time.

Macrovision’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management does not consider as “core costs” and therefore does not use the amortization of intangibles from acquisitions, restructuring and other costs, and equity-based compensation charges when making business decisions. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items and other significant unusual items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are amortization of intangibles and restructuring and other charges; and the following items that include equity-based compensation charges: (1) cost of revenues; (2) operating expenses, research and development; (3) operating expenses, selling and marketing; and (4) operating expenses, general and administrative. These items in turn affect (1) total cost of revenues; (2) total costs and expenses; (3) operating income; (4) income before income taxes; (5) provision for income taxes; (6) net income; (7) diluted shares for EPS; (8) basic earnings per share and (9) diluted earnings per share. To determine its non-GAAP provision for income taxes, Macrovision recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Macrovision’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of Macrovision’s operating expenses. Management also excludes the effect of restructuring and other charges for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision. Management uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, also helps investors compare Macrovision’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to Macrovision, may calculate their non-GAAP earnings differently than Macrovision, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates consistent comparison of Macrovision’s financial performance over time. Macrovision has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate Macrovision’s core operating performance in the same way that management does. The tables below present the differences between non-GAAP earnings and GAAP net income on an absolute and per share basis.

Dial-in Information

Macrovision will hold an investor conference call on August 7, 2007, at 5:00 p.m. ET. Investors and analysts interested in participating in the conference are welcome to call 800-867-0448 (or international +1 303-205-0055) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on August 7, 2007 at 5:00 p.m. ET. The on-demand audio Webcast of Macrovision’s earnings conference call can be accessed approximately 1-2 hours after the live Webcast ends.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 11094096#. Access to the replay is available through August 8, 2007.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 265 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

©Macrovision 2007. Macrovision is a registered trademark of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and product plans of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, consumer or enterprise software value management, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or expand, and the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the period ended March 31, 2007 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company assumes no obligation, except as required by law, to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Investor Contact:

James Budge

Macrovision Corporation

+1 (408) 969-5558

MACROVISION CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Licenses	$40,609	$43,326	$89,095	$88,369
Services	16,457	15,023	33,173	26,998

Total revenues	57,066	58,349	122,268	115,367

Cost of revenues:
License fees	1,985	2,568	3,817	4,930
Service fees (1)	9,451	8,265	19,811	14,487
Amortization of intangibles from acquisitions	3,598	3,490	7,211	6,733

Total cost of revenues	15,034	14,323	30,839	26,150

Gross profit	42,032	44,026	91,429	89,217

Operating expenses:
Research and development (1)	12,759	13,615	27,878	26,330
Selling and marketing (1)	16,719	16,426	35,385	33,318
General and administrative (1)	9,420	8,475	19,172	17,293
Restructuring and other charges	2,894	—	5,070	—

Total operating expenses	41,792	38,516	87,505	76,941

Operating income	240	5,510	3,924	12,276
Interest and other income, net	3,313	2,106	6,215	4,155

Income before income taxes	3,553	7,616	10,139	16,431
Income taxes	1,061	841	1,939	7,184

Net income	$2,492	$6,775	$8,200	$9,247

Basic net earnings per share	$0.05	$0.13	$0.16	$0.18

Shares used in calculating basic net earnings per share	53,488	52,262	52,803	51,985

Diluted net earnings per share	$0.05	$0.13	$0.15	$0.18

Shares used in calculating diluted net earnings per share	54,633	53,090	53,961	52,679

(1) Equity-based compensation by category is as follows:

Cost of revenue	$355	$461	$698	$915
Research and development	$525	$1,557	$1,845	$3,305
Selling and marketing	$484	$1,858	$2,090	$3,964
General and administrative	$1,538	$1,536	$3,172	$3,057

MACROVISION CORPORATION

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP Gross profit	$42,032	$44,026	$91,429	$89,217
Amortization of intangibles from acquisitions	3,852	3,723	7,715	7,189
Equity-based compensation	355	461	698	915

Non-GAAP Gross profit	$46,239	$48,210	$99,842	$97,321

GAAP Operating income	$240	$5,510	$3,924	$12,276
Amortization of intangibles from acquisitions	3,852	3,723	7,715	7,189
Equity-based compensation	2,902	5,412	7,805	11,241
Restructuring and other charges	2,894	—	5,070	—

Non-GAAP Operating income	$9,888	$14,645	$24,514	$30,706

GAAP Net income	$2,492	$6,775	$8,200	$9,247
Amortization of intangibles from acquisitions	3,852	3,723	7,715	7,189
Equity-based compensation	2,902	5,412	7,805	11,241
Restructuring and other charges	2,894	—	5,070	—
Income tax effect of Non-GAAP adjustments	(1,806)	(1,741)	(4,176)	(311)

Non-GAAP Net income	$10,334	$14,169	$24,614	$27,366

GAAP Diluted EPS	$0.05	$0.13	$0.15	$0.18
Amortization of intangibles from acquisitions	0.07	0.07	0.14	0.14
Equity-based compensation	0.05	0.10	0.15	0.22
Restructuring and other charges	0.05	—	0.09	—
Income tax effect of Non-GAAP adjustments	(0.03)	(0.03)	(0.07)	(0.02)

Non-GAAP Diluted EPS	$0.19	$0.27	$0.46	$0.52

Shares used in calculating diluted net earnings per share	54,633	53,090	53,961	52,679

MACROVISION CORPORATION

BUSINESS UNIT SUMMARY

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Embedded Solutions	$14,270	$7,914	$33,899	$21,822
Entertainment	9,030	14,682	23,310	29,127
Software	29,054	30,562	54,733	55,366
Distribution and Commerce	4,712	5,191	10,326	9,052

Total	$57,066	$58,349	$122,268	$115,367

Segment operating income*
Embedded Solutions	$11,067	$7,151	$26,931	$20,325
Entertainment	4,352	7,741	13,528	14,825
Software	12,945	12,065	21,949	19,027
Distribution and Commerce	(6,740)	(2,109)	(13,743)	(2,779)

Total segment operating income*	21,624	24,848	48,665	51,398

Unallocated Costs	(18,490)	(19,338)	(39,671)	(39,122)
Restructuring and other charges	(2,894)	—	(5,070)	—

Operating Income	$240	$5,510	$3,924	$12,276

*	Macrovision Corporation does not allocate to its segments certain operating expenses, which it manages separately at the corporate level. These unallocated costs include charges for equity-based compensation, corporate marketing and administrative functions. Restructuring and other associated charges are not allocated to segments.

MACROVISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$133,978	$159,666
Advance payments for acquisition	—	40,241
Short-term investments	279,252	121,559
Accounts receivable, net	42,396	66,723
Deferred Tax Assets	3,234	—
Taxes Receivable	3,169	—
Prepaid expenses and other assets	16,471	14,402

Total Current Assets	478,500	402,591

Long-term marketable investment securities	129,589	175,165
Restricted cash	12,000	12,000
Deferred tax assets	41,147	28,730
Property and equipment, net	22,290	21,818
Other intangibles from acquisitions, net	27,507	25,368
Patents and other assets	17,526	17,894
Goodwill	171,022	136,049

TOTAL ASSETS	$899,581	$819,615

LIABILITIES
Accounts payable	$3,656	$4,378
Accrued expenses	28,454	34,073
Income Taxes Payable	—	37,632
Deferred revenue	33,457	33,831

Total Current Liabilities	65,567	109,914

Convertible senior notes	240,000	240,000
Taxes Payable	41,615	—
Other non-current liabilities	1,915	3,559

TOTAL LIABILITIES	349,097	353,473

STOCKHOLDERS’ EQUITY	550,484	466,142

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$899,581	$819,615